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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-109062, 333-54310, 333-64806 and 333-74114)
    and Form S-8 (Nos. 333-10355, 333-17077, 333-17079, 333-17083, 333-60477,
    333-66177, 333-74103, 333-60758 and 333-85713) of Quest Diagnostics
    Incorporated of our report dated March 10, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

    /s/ PricewaterhouseCoopers LLP
    -------------------------------

    PricewaterhouseCoopers LLP
    Florham Park, New Jersey
    March 10, 2005